AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                         Above Average Investments, LTD.
                              a Nevada corporation



                                       and



                           QuickMed Technologies, Inc.
                             a Delaware corporation







                         Effective as of March 19, 2001

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into this 19th day of March, 2001, by and between Above Average Investments, LTD. a Nevada corporation ("AAI"), and Quick-Med Technologies, Inc., a Delaware corporation, ("QMT").

                                    Premises

     A. This Agreement provides for the reorganization of QMT with and into AAI, with the surviving entity adopting the name Quick-Med Technologies, Inc., and in connection therewith, the exchange of the outstanding common stock of QMT for shares of common voting stock of AAI, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended.

     The boards of directors of QMT and AAI have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby, as a result of which QMT and AAI will become one entity, is desirable and in the best interests of their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

                                    Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                   ARTICLE I
                REPRESENTATIONS, COVENANTS AND WARRANTIES OF QMT

     As an inducement to and to obtain the reliance of AAI, QMT represents and warrants as follows:

     Section 1.1 Organization. QMT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the QMT Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of QMT as in effect on the date hereof. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of QMT's articles of incorporation or bylaws. QMT has full power,


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
authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2 Capitalization. The authorized capitalization of QMT consists of 15,000,000 Common Shares, par value $0.001 per share and 1,000,000 Preferred Shares, par value $0.001 per share. As of the Closing Date hereof, QMT will have no more than ten million (10,000,000) Common Shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. QMT has no other securities, warrants or options authorized or issued.

     Section 1.3 Subsidiaries and Predecessor Corporations. Except as otherwise set forth in the QMT Schedules or as previously provided to AAI, QMT does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4 Financial Statements. Included in the QMT Schedules is QMT's audited financial statements (including any predecessor companies) including a balance sheet, statement of operations, shareholder equity and cash flows and notes thereto, dated as of December 31, 2000. Relevant thereto:

          (a) the QMT balance sheet presents fairly as of its date the financial condition of QMT; QMT does not have, as of the date of such balance sheet, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all material assets reflected therein are properly reported and present fairly the value of the assets of QMT, in accordance with generally accepted accounting principles;

          (b) QMT has no material liabilities with respect to the payment of any provincial, federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

          (c) QMT has filed all, state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any; and

          (d) the books and records, financial and others, of QMT are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

     Section 1.5 Options and Warrants. Except as set forth in the QMT Schedules, there are no existing options, warrants, calls or commitments of any character to which QMT is a party and by which it is bound.

     Section 1.6 Absence of Certain Changes or Events. Except as set forth in this Agreement, the QMT Schedules, or as otherwise disclosed to AAI, since December 31, 2000:


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
          (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of QMT; or (ii) any damage, destruction or loss to QMT (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of QMT;

          (b) QMT has not: (i) amended its articles of incorporation or bylaws;
     (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of QMT;
     (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

          (c) QMT has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent QMT balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of QMT; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of QMT, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of QMT.

     Section 1.7 Title and Related Matters. QMT has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the QMT audited balance sheet and the QMT Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the QMT Schedules. Except as set forth in the QMT Schedules, QMT owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever any and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with QMT's business. Except as set forth in the QMT Schedules, no third party has any right to, and QMT has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of QMT or any material portion of its properties, assets or rights.

     Section 1.8 Litigation and Proceedings. To the best of QMT's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against QMT or affecting QMT or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of QMT. QMT does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.9 Contracts.

          (a) Except as included or described in the QMT Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which QMT is a party or by which it or any of its assets, products, technology or properties are bound;

          (b) except as included or described in the QMT Schedules or reflected in the most recent QMT balance sheet, QMT is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which QMT is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate;

     (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of QMT; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

          (c) to QMT's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which QMT is a party or by which its properties are bound and which are material to the operations of QMT taken as a whole, are valid and enforceable by QMT in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     Section 1.10 Material Contract Defaults. Except as set forth in the QMT Schedules, to the best of QMT's knowledge and belief, QMT is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of QMT, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which QMT has not taken adequate steps to prevent such a default from occurring.

     Section 1.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which QMT is a party or to which any of its properties or operations are subject.

     Section 1.12 Governmental Authorizations. To the best of QMT's knowledge, QMT has all licenses, franchises, permits or other governmental authorizations legally required to enable QMT to conduct its business in all material respects as conducted on the date hereof Except for compliance with provincial, federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by QMT of this Agreement and the consummation by QMT of the transactions contemplated hereby.

     Section 1.13 Compliance With Laws and Regulations. To the best of QMT's knowledge, except as disclosed in the QMT Schedules, QMT has complied with all applicable statutes and regulations of any provincial, federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of QMT or would not result in QMT's incurring any material liability.

     Section 1.14 Insurance. All of the insurable properties owned either directly or indirectly by QMT are insured for QMT's benefit in accordance with the insurance policies


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
disclosed in the QMT Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

     Section 1.15 Approval of Agreement The board of directors of QMT have authorized the execution and delivery of this Agreement by QMT and have approved the transactions contemplated hereby and the shareholders of QMT have approved the transactions contemplated hereby.

     Section 1.16 Material Transactions or Affiliations. Except as disclosed herein and in the QMT Schedules, there exists no material contract, agreement or arrangement between QMT and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by QMT to own beneficially, ten percent (10%) or more of the issued and outstanding QMT Common Shares and which is to be performed in whole or in part after the date hereof.

     Section 1.18 Labor Relations. QMT has never had a work stoppage resulting from labor problems. To the best knowledge of QMT, no union or other collective bargaining organization is organizing or attempting to organize any employee of QMT.

     Section 1.17 Previous Sales of Securities. Since inception, QMT has sold QMT Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States and any applicable state laws and in accordance with the laws of said jurisdictions.

     Section 1.18 QMT Schedules. Upon execution hereof, QMT will deliver to AAI the following schedules, which are collectively referred to as the "QMT Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of QMT as complete, true and correct in all material respects:

          (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of QMT or such other corporate documentation and records required to maintain QMT in good standing in the State of Delaware;

          (b) the financial statements of QMT referenced hereinabove in Section 1.4;

          (c) a list indicating the names and addresses of the stockholders of QMT, together with the number of shares owned by them;

          (d) copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which QMT carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of QMT);


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
          (e) a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect QMT, its properties or assets;

          (f) a list of all executive employees of QMT, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

          (g) a description of all real and personal property owned by QMT, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

          (h) copies of all material contracts, leases, agreements or other instruments to which QMT is a party or by which it or its properties are bound;

          (i) a copy of all material documentation relating to the sale of QMT Common Shares by QMT to its present stockholders;

          (j) a list of insurance policies referred to in Section 1.15;

          (k) a description of any material adverse change in the business operations, property, inventory, assets or condition of QMT since the most recent QMT balance sheet required to be provided pursuant to Section 1.4; and

          (l) any other information, together with any required copies of documents required to be disclosed in the QMT Schedules by Sections 1.1 through 1.17.

     QMT shall cause the QMT Schedules and the instruments and data delivered to AAI hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

     Section 1.19 Principals of QMT. During the past five year period, no officer or director of QMT has been the subject of

          (a) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;


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
          (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

          (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

               (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws.

          (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

          (e) a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

          (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed suspended or vacated.


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
                                   ARTICLE II
                REPRESENTATIONS, COVENANTS AND WARRANTIES OF AAI

     As an inducement to, and to obtain the reliance of QMT, AAI represents and warrants as follows:

     Section 2.1 Organization. AAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the AAI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of AAI as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of AAI' s articles of incorporation or bylaws. AAI has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. AAI has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

     Section 2.2 Capitalization. The authorized capitalization of AAI consists of 100,000,000 shares of Common Stock, par value $0.0001 per share. As of the date hereof there are 3,000,000 Common Shares of AAI issued and outstanding. As of the Closing Date (as defined herein), there will be no more than 2,500,000 shares of AAI's common stock issued or outstanding.

     Section 2.3 Subsidiaries. AAI has no subsidiary companies.

     Section 2.4 Financial Statements.

          (a) Included in the AAI Schedules are the audited balance sheet of AAI for the fiscal years ended June 30, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and the unaudited balance sheet and related statement of operations, stockholders' equity and cash flow for the three month period ended December 31, 2000, which are included in the schedules identified in
     Section 2.20(b).

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The AAI balance sheets present fairly as of their respective dates the financial condition of AAI. AAI did not have as of the date of any of such AAI balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected


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
     in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of AAI, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (c) The books and records, financial and others, of AAI are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

          (d) AAI has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

          (e) As of the Closing Date, as defined herein, the AAI balance sheets and the notes thereto, shall reflect that AAI has: (i) no receivables; (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured.

     Section 2.5 Information. The information concerning AAI as set forth in this Agreement and in the AAI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Options and Warrants. Other than as included in the AAI Schedules, there are no existing options, warrants, calls or commitments of any character to which AAI is a party and by which it is bound.

     Section 2.7 Absence of Certain Changes or Events. Except as described herein or in the AAI Schedules, since December 31, 2000:

          (a) AAI has not: (i) amended its articles of incorporation or bylaws;
     (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of AAI; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

          (b) AAI has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and


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
          (c) to the best knowledge of AAI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of AAI.

     Section 2.8 Title and Related Matters. As of the Closing Date, AAI will own no real, personal or intangible property.

     Section 2.9 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of AAI's knowledge and belief, threatened by or against or affecting AAI, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. AAI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.10 Contracts. On the Closing Date:

          (a) there are no contracts, agreements, franchises, license agreements, or other commitments to which AAI is a party or by which it or any of its properties are bound.

          (b) AAI is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which adversely affects, or in the future may (as far as AAI can now foresee) adversely affect, the business, operations, properties, assets or conditions of AAI; and

          (c) AAI is not a party to any oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of AAI; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

     Section 2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which AAI is a party or to which any of its properties or operations are subject.


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

     Section 2.12 Contract Defaults. To the best of AAI's knowledge and belief, AAI is not in default in any respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of AAI, and there is no event of default in any respect under any such contract, agreement, lease or other commitment in respect of which AAI has not taken adequate steps to prevent such a default from occurring.

     Section 2.13 Governmental Authorizations. To the best of AAI's knowledge, AAI has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by AAI of the transactions contemplated hereby.

     Section 2.14 Compliance With Laws and Regulations. To the best of AAI's knowledge and belief, AAI has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, including compliance with all tax laws, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of AAI or would not result in AAI's incurring any material liability. Further, AAI is, as of the date of this Agreement, a "reporting company" under Section 12 of the Securities Exchange Act of 1934, as amended, and is current in filing all reports required to be filed pursuant to said Act. AAI has filed all tax returns required to be filed by it and does not have any tax liability to any governmental authority.

     Section 2.15 Insurance. AAI has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     Section 2.16 Approval of Agreement The board of directors of AAI have authorized the execution and delivery of this Agreement by AAI and have approved the transactions contemplated hereby and the shareholders of AAI will approve the transactions contemplated hereby prior to the Closing.

     Section 2.17 Material Transactions or Affiliations. As of the Closing Date, there will exist no contract, agreement or arrangement between AAI and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by AAI to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of AAI and which is to be performed in whole or in part after the date hereof. AAI has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.18 Labor Relations. AAI has never had a work stoppage resulting from labor problems. AAI has no employees other than its officers and directors.

     Section 2.19 Previous Sales of Securities. Since inception, AAI has sold AAI Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the State of Nevada, the United States and Canada and all such sales were made in accordance with the laws of said jurisdictions.

     Section 2.20 Principals of AAI. During the past five year period, no officer or director of AAI has been the subject of

          (a) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

          (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

          (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws.

          (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

          (e) a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

          (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed suspended or vacated.

     Section 2.21 SEC Filings. AAI has furnished to QMT true and complete copies, including exhibits and, as applicable, amendments thereto, of (i) AAI's Registration Statement, including all post-effective amendments thereto, for its initial public offering; (ii) the Prospectus contained therein; and (iii) each Quarterly Report on Form 10-QSB and each Annual Report on Form 10-KSB issued by AAI since its incorporation. None of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading a the time of such filings.

     Section 2.22 AAI Schedules. Upon execution hereof, AAI shall deliver to QMT the following schedules, which are collectively referred to as the "AAI Schedules" which are dated the date of this Agreement, all certified by an officer of AAI to be complete, true and accurate:

          (a) complete and correct copies of the articles of incorporation and bylaws of AAI as in effect as of the date of this Agreement;

          (b) copies of all financial statements of AAI identified in Section 2.4(a);

          (c) a list indicating the names and addresses of the stockholders of AAI, together with the number of shares owned by them;

          (d) the description of any material adverse change in the business, operations, property, assets, or condition of AAI since December 31, 2000, required to be provided pursuant to Section 2.7;

          (e) a list of all executive employees of AAI, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract; and

          (f) any other information, together with any required copies of documents, required to be disclosed in the AAI Schedules by Sections 2.1 through 2.18.

     AAI shall cause the AAI Schedules and the instruments to be delivered to QMT hereunder to be updated after the date hereof up to and including the Closing Date. It is specifically acknowledged by AAI that it has no licenses, permits or other governmental authorizations relevant to its business.

                                  ARTICLE III
                               EXCHANGE PROCEDURE

     Section 3.1 Share Exchange/Delivery of QMT Securities. On the Closing Date, the holders of the QMT Common Shares shall deliver to AAI (i) certificates or other documents evidencing all of the issued and outstanding QMT Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferable form; and (ii) investment letters, the form of which is attached hereto as Exhibit "B". On the Closing Date, all previously issued and outstanding shares of common stock of QMT shall be canceled and all rights in respect thereof shall cease.

     Section 3.2 Issuance of AAI Common Shares. In exchange for all of the QMT Common Shares tendered pursuant to Section 3.1, AAI shall issue an aggregate of 10,000,000 "restricted" AAI Common Shares to the QMT shareholders on a share-for-share basis to their existing ownership in QMT.

     Section 3.3 Events Prior to Closing.

          (a) Upon execution hereof or as soon thereafter as practical, management of AAI and QMT shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

          (b) Upon execution hereof or as soon thereafter as practical, all the current shareholders of AAI, representing 500,000 shares, shall tender their share certificates, along with a duly executed stock power, to AAI for cancellation.

     Section 3.4 Closing. The closing of the transaction contemplated by this Agreement shall be as of the date in which (i) each party hereto has executed this Agreement; and (ii) all of the shareholders of QMT and AAI have approved the terms of this Agreement; and (iii) all conditions to Closing referenced hereinabove, as well as in Articles V and VI below, have been satisfied or waived by the appropriate party and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto (the "Closing Date").

     Section 3.5 Termination.

          (a) This Agreement may be terminated by the board of directors of either AAI or QMT at any time prior to the Closing Date if:

               (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

               (iii) the conditions described in Articles V or VI, below, as applicable, have not been satisfied in full; or

               (iv) AAI shareholder approval shall not have been received by June 30, 2001.

In the event of termination pursuant to this subparagraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

          (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of AAI if QMT shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of QMT contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to QMT. If this Agreement is terminated pursuant to this subparagraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

          (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of QMT if AAI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of AAI contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to AAI. If this Agreement is terminated pursuant to this subparagraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.6 Directors of AAI. Upon the Closing, the present members of AAI' s Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of AAI in accordance with procedures set forth in the AAI bylaws: David S. Lerner, Paul G. Cerjan, George E. Friel, Michael R. Granito, Michael D. Karsch, Gerald M. Olderman, and Gregory Schultz. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

     Section 3.7 Officers of AAI. Upon the Closing, the present officers of AAI shall tender their resignations and simultaneous therewith, the following persons shall be elected as officers of AAI in accordance with procedures set forth in the AAI bylaws:

                       NAME                       OFFICE
                       ----                       ------

                 David S. Lerner                 President

                 Michael D. Karsch               Secretary

                                   ARTICLE IV
                                SPECIAL COVENANTS

     Section 4.1 Shareholder Meeting. As soon as practicable after the date hereof, but in no event after June 30, 2001, AAI shall cause a special meeting of its shareholders to be held to consider and vote upon the transactions contemplated by this agreement, including but not limited to the Merger, the change of AAI's name to Quick-Med Technologies Corp.'s, changing the jurisdiction of incorporation to Florida and adoption of a stock option plan (collectively, the Shareholder Matters"). AAI shall promptly take such actions as may be necessary to effect the foregoing, including filing and using its best efforts to cause to be declared effective a Post-Effective Amendment to its Form SB-2 Registration Statement (the "Post-Effective Amendment") pursuant to Rule 419 ("Rule 419") under the Securities Act of 1933, as amended (the "Securities Act").

     Section 4.2 Access to Properties and Records. AAI and QMT will each afford to the officers and authorized representatives of the other full access to the properties, books and records of AAI and QMT, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of AAI and QMT, as the case may be, as the other shall from time to time reasonably request.

     Section 4.3 Availability of Rule 144. Each of the parties acknowledge that the stock of AAI to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 as promulgated pursuant to the Securities Act. AAI is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, AAI will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding AAI so as to make available to the shareholders of AAI the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and
(b) within ten (10) days of any written request of any stockholder of AAI, AAI will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of AAI holding restricted securities of AAI as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.4 Information for AAI Public Reports. QMT will furnish AAI with all information concerning QMT and the QMT Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by AAI pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. QMT covenants that all information so furnished for either such registration statement or other public release by AAI, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.5 Special Covenants and Representations Regarding the AAI Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the AAI Common Shares to the stockholders of QMT as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the QMT stockholders acquire such securities, In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, QMT shall cause to be delivered, and the QMT stockholders shall deliver to AAI, the investment letter referenced in Section 3.1.

     Section 4.6 Third Party Consents. AAI and QMT agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.7 Actions Prior to Closing.

          (a) From and after the date of this Agreement until the Closing Date and except as set forth in the AAI or QMT Schedules or as permitted or contemplated by this Agreement, the parties hereto will each use its best efforts to:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

               (v) maintain and preserve its business organization intact, retain its key employees and maintain its relationship with its material suppliers and customers; and

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all provincial, federal and state laws and all rules, regulations and orders imposed by provincial, federal or state governmental authorities.

               (vii) utilize its best efforts in order to establish a trading market for AAI' s Common Stock on a US over the counter market.

          (b) From and after the date of this Agreement until the Closing Date, neither AAI nor QMT will, without the prior consent of the other party:

               (i) except as otherwise specifically set forth herein, make any change in their respective articles of incorporation or bylaws;

               (ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

               (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

               (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

               (v) purchase or redeem any shares of its capital stock, except as disclosed herein.

     Section 4.8 Indemnification.

          (a) QMT hereby agrees to indemnify AAI and each of the officers, agents and directors of AAI as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy by QMT appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 12 months.

          (b) AAI and its officers and directors hereby agree to indemnify QMT and each of the officers, agents, directors and current shareholders of QMT as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 12 months.

                                   ARTICLE V
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF AAI

     The obligations of AAI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 Accuracy of Representations. The representations and warranties made by QMT in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and QMT shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by QMT prior to or at the Closing. AAI shall be furnished with a certificate, signed by a duly authorized officer of QMT and dated the Closing Date, to the foregoing effect.

     Section 5.2 Stockholder Approval The stockholders of QMT shall have approved this Agreement and the transactions contemplated thereby.

     Section 5.3 Officer's Certificate. AAI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of QMT to the effect that: (a) the representations and warranties of QMT set forth in the Agreement and in all Exhibits,

Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) QMT has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing Date; (c) since the date of QMT' s audited Balance Sheet of December 31, 2000, there has not been any materially adverse change in the business, prospects, properties or financial condition of QMT; (d) since such date and other than as previously disclosed to AAI, QMT has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of QMT, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the QMT Schedules, by or against QMT which might result in any material adverse change in any of the assets, properties, business or operations of QMT.

     Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of QMT.

     Section 5.5 Other Items. AAI shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as AAI may reasonably request.

                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF QMT

     The obligations of QMT under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

     Section 6.1 Accuracy of Representations. The representations and warranties made by AAI in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and AAI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by AAI prior to or at the Closing. QMT shall have been furnished with a certificate, signed by a duly authorized executive officer of AAI and dated the Closing Date, to the foregoing effect.

     Section 6.2 Officer's Certificate. QMT shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of AAI to the effect that: (a) the representations and warranties of AAI set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) AAI has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Closing Date; (c) since the date of AAI' s audited Balance Sheet of June 30, 2000, there has not been any materially adverse change in the business, prospects, properties or financial condition of AAI; (d) since such date, AAI has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of AAI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the AAI Schedules, by or against AAI which might result in any material adverse change in any of the assets, properties, business or operations of AAI.

     Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of AAI.

     Section 6.4 Additional Conditions to Closing. AAI shall have complied with all applicable provisions of Rule 419 under the Securities Act, including the filing of the Post-Effective Amendment with the Commission and the circulation of a reconfirmation offer to each original investor in AAI approving the Shareholder Matters.

     Section 6.5 Compliance with Reporting Requirements. As of the Closing Date, AAI shall be current in and in compliance with all requirements of all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Section 6.6 Other Items. QMT shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as QMT may reasonably request.

                                  ARTICLE VII
                                  MISCELLANEOUS

     Section 7.1 Brokers and Finders. Except as stated in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

             If to AAI:            Antoine M. Devine, Esq.
                                   Foley & Lardner
                                   One Maritime Plaza, 6th Floor
                                   San Francisco, CA  94111

             If to QMT:            David S. Lerner
                                   401 NE 25th Terrace
                                   Boca Raton, FL  33431-7524

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's Schedules delivered pursuant to this Agreement.

     Section 7.7 Third Party Beneficiaries. This contract is solely among AAI and QMT and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8 Entire Agreement This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. Except as otherwise provided herein, the representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

     Section 7.10 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

     Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.


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
     Section 7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.



                     (This section intentionally left blank)

     Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.


ABOVE AVERAGE INVESTMENTS, LTD.            QUICK-MED TECHNOLOGIES, INC.


By: /s/ Devinder Randhawa                  By: /s/ David S. Lerner
   ----------------------                     --------------------
   Devinder Randhawa                          David S. Lerner
Its:  President                            Its: President

                                   EXHIBIT "B"

                             ----------------------


                           FORM OF INVESTMENT LETTERS


                              --------------------

                                   EXHIBIT "B"

                                INVESTMENT LETTER

____________, 2001

------------------------

------------------------

------------------------

Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of Quick-Med Technologies, Inc., a Delaware corporation, ("QMT"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between Above Average Investments, LTD. ("AAI") and QMT, dated March 19 1, 2001, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of AAI (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

     2. The undersigned warrants full authority to deposit all shares referred to above.

     3. The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and leg ally binding obligation of the undersigned.

     4. By execution hereof, the undersigned hereby confirms that the AAI common stock to be received in exchange for QMT common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any

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Page 2

         contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

     5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as the undersigned by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available, In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares to be issued to US residents that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by the undersigned to an person without the prior consent of the Company, which consent of the Company will require an opinion of counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ANT) MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     The undersigned understands that the foregoing legend on his/her its certificate for the Common Shares limits their value, including their value as collateral.



               (The Balance of this Page Intentionally Left Blank)

--------------

--------------
Page 3


     In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated:  ______________, 2002

Very truly yours,


-------------------------------------------
              (signature)


-------------------------------------------
         (print name in full)


-------------------------------------------
          (street address)


-------------------------------------------
         (city, state, zip)


-------------------------------------------
       (social security number or
      employer identification number)